UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 24, 2010
DATE OF REPORT
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)
(605) 336-2750
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Ronald M. Moquist Retiring as President and CEO, effective August 20, 2010.
On May 24, 2010, Ronald M. Moquist announced that he is retiring effective August 20, 2010, as President and Chief Executive Officer of the Company. Mr. Moquist will also retire as a member of the Board of Directors on that date.
Daniel A. Rykhus Named as President and CEO effective August 20, 2010
On May 24, 2010, the Raven Industries, Inc. Board of Directors named Daniel A. Rykhus as its President and Chief Executive Officer upon Ronald M. Moquist’s retirement, effective August 20, 2010. Mr. Rykhus is currently the Executive Vice President of the Company. The Company’s press release dated May 24, 2010 is attached as exhibit 99.1.
The Board of Directors also approved amended terms of Mr. Rykhus’ employment agreements, to be effective as of August 20, 2010. As of that date, Mr. Rykhus’ base salary will be increased from $213,800 to $325,000; his incentive targets and potential payouts under the annual management incentive plan will be adjusted to reflect his new position and duties; and he will receive a stock option to purchase 25,000 shares. The stock option will have an exercise price equal to the fair market value of the common stock on the date of the grant, and the stock option will vest in equal installments over four years and will expire in five years.
2010 Stock Incentive Plan Approved by Shareholders:
On May 25, 2010, the Company’s shareholders approved the Raven Industries, Inc. 2010 Stock Incentive Plan (“the Plan”). Approval by the shareholders authorized the company to issue up to 500,000 shares of common stock to be issued under the terms of the Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.
Raven Industries, Inc. held its Annual Meeting of Shareholders on May 25, 2010. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders:

		Votes	Broker
	Votes For	Against/Withheld	Non-Votes
1. Election of Directors

Anthony W. Bour	12,148,964.494	2,630,294.281	2,199,504.000
David A. Christensen	9,438,143.920	5,341,114.855	2,199,504.000
Thomas S. Everist	14,617,139.789	162,118.986	2,199,504.000
Mark E. Griffin	14,640,790.789	138,467.986	2,199,504.000
Conrad J. Hoigaard	14,596,896.020	182,362.755	2,199,504.000
Kevin T. Kirby	14,607,445.215	171,813.560	2,199,504.000
Cynthia H. Milligan	14,663,651.889	115,606,886	2,199,504.000
Ronald M. Moquist	14,644,049.789	135,208,986	2,199,504.000
Daniel A. Rykhus	14,641,360.789	137,897.986	2,199,504.000

		Votes		Broker
	Votes For	Against/Withheld	Abstentions	Non-Votes
2. Approval of the Company’s 2010 Stock Incentive Plan.
	13,423,003.223	544,874.298	811,381.254	2,199,504.000

		Votes
	Votes For	Against/Withheld	Abstentions
3. Ratification of the appointment of PricewaterhouseCoopers as the Independent Registered Public Accounting Firm.
	16,877,309.742	68,847.687	—
Each proposal was approved by the Company’s stockholders by the required vote.

Item 9.01. Exhibits

Exhibit
No.	Description
99.1	Raven Industries, Inc. press release dated May 24, 2010.

10.2	The Raven Industries, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive Proxy Statement filed April 14, 2010.)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Thomas Iacarella
Thomas Iacarella
Vice President and CFO, Secretary and Treasurer (Principal Financial and Accounting Officer)

Date: May 27, 2010